UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 30, 2012

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On August 30, 2012, The GEO Group, Inc. (“GEO”) entered into Amendment No. 3, dated as of August 30, 2012, to the Credit Agreement dated as of August 4, 2010, by and among GEO, the guarantors party thereto and BNP Paribas, as administrative agent, as previously amended by Amendment No. 1, dated as of February 8, 2011, and Amendment No. 2, dated as of May 2, 2011 (“Amendment No. 3”). Amendment No. 3, among other things, resets GEO’s restricted payment basket to $50 million and increases the Pro Forma Senior Secured Leverage Ratio test to 2.75 to 1.00 from 2.50 to 1.00. Additionally, Amendment No. 3 provides that the aggregate principal amount of all incremental loan commitments established after August 30, 2012 plus the aggregate principal amount of all revolving credit commitment increases obtained after August 30, 2012 shall not exceed $250,000,000.

Also on August 30, 2012, GEO entered into the Series A-3 Incremental Loan Agreement dated as of August 30, 2012, by and among GEO, the lenders party thereto and BNP Paribas, as administrative agent ( the “Series A-3 Incremental Loan Agreement”). Under the terms of the Series A-3 Incremental Loan Agreement, GEO borrowed an aggregate principal amount of $100,000,000 to fund the purchase price for the acquisition by GEO of all of the outstanding partnership interests in Municipal Corrections Finance L.P. (“MCF”), redeem the 8.47% Taxable Revenue Bonds, Series 2001, due August 1, 2016 issued by MCF (the “MCF Bonds”) and pay fees, commissions, costs and expenses relating to the foregoing. The new incremental term loan bears interest at the same rate as GEO’s existing Tranche A Term Loans at LIBOR plus 2.75% and matures in August 2015.

The foregoing summaries are qualified in their entirety by reference to Amendment No. 3 and the Series A-3 Incremental Loan Agreement, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 Entry into a Material Definitive Agreement is incorporated by reference herein.

Section 8 – Other Events

Item 8.01 Other Events.

On August 31, 2012, GEO closed its previously announced purchase of 100% of the partnership interests of MCF for approximately $27 million in cash plus an additional amount of approximately $10 million in respect of cash previously held in escrow for the benefit of MCF and subsequently released to GEO. Concurrently with the acquisition, the indenture relating to the MCF Bonds was satisfied and discharged as of August 31, 2012 and the MCF Bonds were redeemed, with an effective date of September 4, 2012, for approximately $67 million paid by GEO (such amount after giving effect to bond cash reserves and the inclusion of a make-whole premium of approximately $15 million).

A copy of GEO’s press release relating to the closing of the acquisition is filed herewith as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Amendment No. 3, dated as of August 30, 2012, to the Credit Agreement dated as of August 4, 2010 among The GEO Group, Inc., as Borrower, certain of The GEO Group, Inc.’s subsidiaries, as Guarantors and BNP Paribas, as Administrative Agent.

10.2	Series A-3 Incremental Loan Agreement, dated as of August 30, 2012, among The GEO Group, Inc. as Borrower, the lenders signatory thereto and BNP Paribas, as Administrative Agent (portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment).

99.1	Press release, dated September 5, 2012, announcing the closing of The GEO Group, Inc.’s acquisition of 100% of the partnership interests of Municipal Corrections Finance L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

September 6, 2012	By:	/s/ Brian R. Evans
Date		Brian R. Evans
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 3, dated as of August 30, 2012, to the Credit Agreement dated as of August 4, 2010 among The GEO Group, Inc., as Borrower, certain of The GEO Group, Inc.’s subsidiaries, as Guarantors and BNP Paribas, as Administrative Agent.

10.2	Series A-3 Incremental Loan Agreement, dated as of August 30, 2012, among The GEO Group, Inc., as Borrower, the lenders signatory thereto and BNP Paribas, as Administrative Agent (portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment).

99.1	Press release, dated September 5, 2012, announcing the closing of The GEO Group, Inc.’s acquisition of 100% of the partnership interests of Municipal Corrections Finance L.P.